UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 11, 2021
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 11, 2021, Jason B. Kern tendered his resignation from his position as a member of the Board of Directors (the “Board”) of Jones Lang LaSalle Income Property Trust, Inc. (the “Company”), effective as of March 31, 2021. Mr. Kern’s resignation was not due to any disagreement with the Company, LaSalle Investment Management, Inc. (“LaSalle”) or any of their affiliates.

Election of Director

On March 15, 2021, the Board elected Kristy F. Heuberger to the Board to serve as an affiliated director and to fill the vacancy created by Mr. Kern’s resignation, effective as of March 31, 2021. Biographical information for Ms. Heuberger is set forth below.

Kristy F. Heuberger will begin serving as one of the Company’s directors effective March 31, 2021. On March 31, 2021, Ms. Heuberger will also become the Co-Head of LaSalle’s Private Equity business in the Americas and since June 2015, she has served as the Head of US Asset Management of LaSalle. Ms. Heuberger also serves on LaSalle’s Global Management Committee (since March 2021), North American Investment Committee (since June 2019), Debt Investment’s Investment Committee (since January 2019), and co-chairs the North America Advisory Board (active member since June 2015, co-chair since March 2021). Prior to joining LaSalle, Ms. Heuberger spent 22 years at GE Capital Real Estate, holding several senior level roles, including leading the Central Region Originations and U.S. Equity Asset Management teams, and Chief Marketing Officer for North America. With more than 20 years in the real estate industry, Ms. Heuberger has worked on both the equity and debt side of the business, and has experience across a range of disciplines, including asset management, originations, marketing, and operations. Ms. Heuberger also serves on the leadership team of an Urban Land Institute product council industry group since May 2019, holding the chair position since September 2020. Ms. Heuberger holds an M.B.A. in Finance and Economics from The University of Chicago Booth School of Business, and a B.S. in Accounting from Indiana University. She also holds a Six Sigma Master Black Belt certification from General Electric Corporation.

There are no arrangements or understandings between Ms. Heuberger and any person pursuant to which she was appointed as a director. There are no transactions in which Ms. Heuberger had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
Item 7.01 - Regulation FD Disclosure.

On March 15, 2020, JLL Income Property Trust issued a press release announcing that on March 9, 2021 its Board of Directors approved a gross dividend for the first quarter of 2021 of $0.135 per share. The dividend is payable on or around March 30, 2021 to stockholders of record as of March 25, 2021. All stockholders will receive $0.135 per share less applicable share class specific fees and the annualized yield will differ based on the share class. Any future dividends will be made at the discretion of the board and will depend on the Company’s earnings, financial condition, maintenance of its REIT status and such other factors as the board of directors may deem relevant from time to time.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on March 15, 2021, announcing the dividend for the first quarter of 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer

Date: March 16, 2021

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on March 15, 2021, announcing the dividend for the first quarter of 2021.